SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 17, 2007
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia		30030

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 373-4285

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 17, 2007, Allied Holdings, Inc. (“Allied” or the “Company”) announced that the International Brotherhood of Teamsters (the “IBT”) informed Allied that the Company’s employees in the United States covered by the collective bargaining agreement between certain of Allied’s subsidiaries and the IBT voted to approve modifications to the collective bargaining agreement as set forth in the Company’s Joint Plan of Reorganization and the related Disclosure Statement, as filed with the U.S. Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) by Allied, Yucaipa and the Teamsters National Automotive Transportation Industry Negotiating Committee. As amended, the collective bargaining agreement will provide for total wage concessions of 15% from the covered employees, not to exceed $35 million a year, for three years. More information regarding the proposed amendment to the collective bargaining agreement is included in the Joint Plan of Reorganization and the related Disclosure Statement. The amendments to the collective bargaining agreement are conditioned upon, among other things, the Company emerging from bankruptcy pursuant to the terms of the Joint Plan of Reorganization.
     The Disclosure Statement was approved by the Bankruptcy Court on April 6, 2007and is currently being used to solicit votes on the Joint Plan of Reorganization. Information regarding the Company’s bankruptcy filings, including the Joint Plan of Reorganization and the Disclosure Statement, is available on the Company’s website (www.alliedholdings.com) under “Reorganization Information.”
Forward-Looking Statements
     Statements included in this Current Report on Form 8-K that are not strictly historical are “forward-looking” statements. Such statements include, without limitations, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. These forward-looking statements involve a number of risks and uncertainties that could cause Allied’s actual results to differ materially from those suggested by the forward-looking statements and are beyond the Company’s ability to control or predict.
     With respect to the Company’s Chapter 11 reorganization process, these risks include, but are not limited to, the following: the Company’s ability to continue as a going concern and fund its cash requirements through the effective date of a plan of reorganization; the ability of the Company to confirm and consummate the Joint Plan of Reorganization (or an alternative plan), which depends on a number of factors, including the Company’s ability to obtain the necessary approval of its Joint Plan of Reorganization, the Company’s ability to satisfy the conditions under its current DIP Facility necessary for exit financing, and the Bankruptcy Court’s confirmation of the Joint Plan of Reorganization; the ability of the Company to operate under the terms of the current DIP Facility; sufficient cash availability for the Company to meet its working capital needs; the Company’s ability to obtain amendments to its collective bargaining agreement with its employees in the U.S. represented by the IBT on substantially the terms set forth in the Company’s Joint Plan of Reorganization and the related Disclosure Statement; labor disputes involving the Company and its employees; risks associated with third parties seeking and obtaining court approval to modify or terminate the automatic stay, appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the Company’s ability to maintain contracts that are critical to its operations; and the ability of the Company to retain key executives and employees.
     In addition the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the highly competitive nature of the automotive distribution industry; dependence on the automotive industry and ongoing initiatives of customers to reduce costs; loss or reduction of revenues generated by the Company’s major customers or the loss of any such customers; the variability of OEM production and seasonality of the automotive distribution industry; the Company’s highly leveraged financial position; the Company’s ability to obtain financing in the future; the

Company’s ability to fund future capital requirements; increased costs, capital expenditure requirements and other consequences of the Company’s aging fleet of Rigs as well as Rig purchasing cycles; dependence on key personnel; and the availability of qualified drivers.
     Additional information concerning the risks and uncertainties that could cause differences between actual results and forward-looking statements is included in Allied’s Securities and Exchange Act filings, including its Form 10-Q for the quarter ended September 30, 2006. Allied cautions readers not to place undue reliance on the forward-looking statements and Allied also disclaims any obligation to update or review forward-looking statements, except as may be required by law.
     The statements set forth in this Current Report on Form 8-K are not a solicitation of votes for or against the Joint Plan of Reorganization. The solicitation of any votes for or against the Joint Plan of Reorganization will be made only through the Disclosure Statement approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.
     The information furnished in this Current Report on Form 8-K shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: April 18, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Office